STATE OF OELAUARE SECRETARY OF STATE DIVISION OF CORPORATIONS EXRTRTT "* -, FILED 03:30 Pfl 09/04/1992 ^^HIBIT 3.1.1 922S2S398 - 2178324 ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF EUROPA CRUISES CORPORATION EUROPA CRUISES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in order to amend its Articles of Incorporation, does hereby submit these Articles of Amendment of its Articles of Incorporation and in connection therewith does hereby state as follows: 1. The name of the Corporation is Europa CruUes Corporation. The original Articles of Incorporation of the Corporation were filed with the Department of State of the State of Delaware on November 15, 1988. / 2. The Amendment to the Corporation's Articles of Incorporation as adopted by the shareholders of the Corporation and as effected hereby is as follows: Article IV of the Articles of Incorporation of me Company shall be deleted in its entirety, and in hs place and stead shall be substituted the following: ARTICLE IV (1). {Shares Authorized. The aggregate number of shares of stock which this corporation shall have authority to issue shall be fifty-five million (55,000,000) shares of which fifty million (50,000,000) shall be of Common Stock (each with a par value of one cent ($.001), and five million (5,000,000) shares of Preferred Stock (each with a par value of one cent ($.01)). A. Preferred Stock. Shares of Preferred Stock may be issued from time to time by one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Except as Hmtod elsewhere in this Article IV, the rights, preferences and privileges of the shares thereof shall be determined by the Board of Directors who shall have me power to decide on the following terms: (a) whether the shares of preferred stock shall be participating; (b) the dividend rate or rates, if any, on me shares of preferred stock and the relation which dividends of preferred stock shall bear to the dividends payable on any other class or classes or of any other series of any class or classes of capital stock of the corporation; (c) the terms and conditions upon which and the periods in respect to which any such dividends shall be payable; (d) whether and upon what conditions and any dividends of preferred stock shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate; A-l

* (e) whether the shares shall be limited in dividends, if any, or whether they shall participate in dividends over and above the dividend rate, if any, provided for the shares; (f) whether any such dividends shall be payable in cash, in shares of such series, in shares of any other class or classes or of any other series of any class or classes of capital stock of the corporation, or hi other property, or in more than one of tbe foregoing; (g) whether the shares of preferred stock shall be redeemable or callable, the limitations and restrictions whh respect to such redemption or call, die time or time of redemption, and the price or prices (which may be greater than par value) at which and the manner in which shares shall be redeemable or callable, including the manner of selecting shares for redemption if less than all shares are to be redeemed or called; (h) whether the shares of preferred stock shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions the purchase, retirement or sinking fund shall be cumulative or non-cumulative and the extent to which and the manner in which the fund shall be applied to the purchase or redemption of the shares for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof; (i) the terms ca which preferred stock shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the corporation, and the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange; (j) the extent to which holders of preferred stock shall be entitled to vote generally whh respect to matters relating to the corporation and the matters on which the holders of preferred stock shall be entitled to vote as a class; (k) the preferences in respect to the assets of the corporation upon liquidation or winding upon the corporation including the amount (which may be greater than par value) payable to holders of preferred stock before any amount is payable to holders of common stock; and (1) any other preferences, privileges and powers, and relative, participating, optional or other special rights and qualifications of or limitations or restrictions which the Board of Directors may deem advisable, provided they are not inconsistent with the provisions of these Articles of Incorporation. Notwithstanding anything herein to the contrary, each share of preferred stock shall stand on a parity with each other share of preferred stock upon tbe voluntary or involuntary liquidation, dissolution or distribution of assets, or winding up of the corporation. No dividend shall be paid, declared or set apart for payment on any preferred stock in respect of any period unless accumulated dividends shall be or shall have been paid, or declared and set apart for payment, pro rata, on all shares of outstanding preferred stock. A-2

B. Common Stock. (a) Whenever cash dividends upon the preferred stock at the time outstanding, to the extent of the preference to which such stock is entitled, shall have been paid in full for all past dividend periods or declared and set apart for payment, such dividends, payable in cash, stock or otherwise, as may be determined by the Board of Directors, may be declared by the Board of Directors, and paid from time to time to the holders of common stock out of the remaining net profit or surplus of the corporation. (b) In the event of any liquidation, dissolution or winding up of tbe affairs of the corporation, whether voluntary or involuntary, all assets and fluids of the corporation remaining after the payment to the holders of the preferred stock of the full amounts to which they shall be entitled, as provided by the Board of Directors hi the resolution or resolutions by which it authorizes die issuance of such stock, shall be divided and distributed among1 the holders of the common stock according to their respective shares. (c) Except as may be otherwise required by law or by these Articles of Incorporation, each holder of Common Stock shall have one vote of each share of such stock held by him on all matters voted upon by the shareholders. C. Preemptive Rights. No holder of shares of this corporation of any class, DOW or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive (i) any shares of stock of mis corporation of any class, now or hereafter authorized; (ii) any options or warrants for such shares; (iii) any rights to subscribe to or purchase such shares; or GV) any securities which may at any time or from time to time be issued, sold or offered for sale by this corporation. A new Article X shall be added as follows: ARTICLE X No person or entity may become the beneficial owner of 5% or more of the Company's shares of capital stock of every series and class unless such person or entity agrees to provide personal background and financial information to gaming authorities, consent to a background investigation, and respond to questions from gaming authorities. The Company may repurchase or redeem shares, at fair market value, held by any person or entity whose status as a shareholder, in the opinion of the Company's Board of Directors, jeopardizes the approval, continued existence, or renewal by any gaming regulatory authority, of a contract to manage gaming operations, or any other tribal, federal or state license or franchise held by the Company or any of its subsidiaries. These restrictions will be contained in a legend on each certificate evidencing shares of capital stock. The current Article X shall be renumbered Article XI. 2. The above Amendments were approved by the Board of Directors and recommended to the Corporation's shareholders on August 21, 1992, A-3

3. The Amendments were approved by the holders of a majority of the Corporation's outstanding shares of common stock, which is the only group of the Corporation's shareholders entitled to vote on the Amendments, at the Corporation's Annual Meeting of Shareholders held August 21,1992. The number of votes in favor of the Amendments were sufficient for approval. IN WITNESS WHEREOF, the foregoing instrument has been duly executed and delivered by the Corporation by its undersigned officers this«*?£day of August, 1992. ATTEST: EUROPA CRUISES CORPORATION By: _ Charles S. Liberis,President ACKNOWLEDGEMENT STATE OF FLORIDA COUNTY OF ESCAMBIA BEFORE ME, the undersigned authority, on this */ day of August, 1992, personally appeared £. fetty and LWl&S S. kberjs _ . to me known to be the persons who executed the foregoing Articles of Amendment of Articles of Incorporation, who acknowledged to me that the same were executed freely and voluntarily, with full knowledge and understanding of and for the uses and purposes therein expressed. WITNESS my hand and official seal Jhe date fij^t above written. My commission expires: JUDTY.WAOB wr eoNMKM«cc nm mm Jun* 7,1*4